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SECURITIES AND EXCHANGE COMMISSION
Washington, DC. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2003

First Consulting Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-23651	95-3539020
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
111 W. Ocean Blvd. 4th Floor, Long Beach, CA		90802
(Address of principal executive offices)		(Zip Code)

(562) 624-5200
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure

        On February 12, 2003, First Consulting Group completed the acquisition of Paragon Solutions, Inc., a U.S. based company with software development centers in Atlanta, Georgia; Bangalore, India; and Ho Chi Minh City, Vietnam, for an aggregate purchase price of $4,195,500. The aggregate purchase price was comprised of 600,500 shares of restricted FCG common stock, approximately $222,000 in cash and an additional 49,540 shares of FCG common stock which have been reserved for issuance upon the exercise of options that were initially issued under Paragon's stock incentive plans. We intend to file a registration statement on Form S-8 to register for resale shares issued upon exercise of these options. We also assumed approximately $7.7 million of Paragon's indebtedness in connection with the merger. FCG has repaid such outstanding amount and continues to have no long-term debt.

        On February 13, 2003, First Consulting Group issued a press release announcing its financial results for the fourth quarter and fiscal year ended December 27, 2002. The full text of this press release is included as Exhibit 99.2 to this report.

Item 7. Financial Statements and Exhibits

        (c)  Exhibits. Attached as Exhibit 99.1 to this report is FCG's press release announcing the completion of the acquisition of Paragon Solutions, Inc. Attached as Exhibit 99.2 to this report is FCG's press release announcing fourth quarter and fiscal year 2002 financial results.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Consulting Group, Inc.
Date: February 13, 2003	By:	/s/ MICHAEL A. ZUERCHER Michael A. Zuercher Vice Pres, Secretary and General Counsel

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SIGNATURES